Earnings Results Second Quarter 2023 July 27, 2023

Forward-Looking Statement & Non-GAAP Forward-Looking Statement This presentation contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect our financial performance and our stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; the success of acquisitions and branch expansion; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in various securities law filings made periodically by the Company, copies of which are available without charge on the SEC’s website at www.sec.gove and the on the investor relations section of the Company’s website at www.mypcbbank.com. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward- looking statements presented herein are made only as of the date of this presentation, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains non-GAAP financial measures. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of the historical or future financial performance, financial position or cash flows that excludes amounts or is subject to adjustments that have the effect of excluding amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP. Pursuant to the requirements of the SEC Regulation G, reconciliation of non-GAAP measures to the most directly comparable GAAP measures are provided in the Non-GAAP Measures of this presentation. References to the “Company,” “we,” or “us” refer to PCB Bancorp and references to the “Bank” refer to the Company’s subsidiary, PCB Bank.

Market Information 7/25/23 Market Cap $235.8 million Stock Price Per Share $16.44 52-Week Range $13.11 - $20.19 Dividend Yield 4.38% Dividend Payout Ratio (3Q22 – Q223) 27.51% Outstanding Shares 14,343,590 Stock Information 2Q23 or 6/30/23 Diluted Earnings Per Share (“Diluted EPS”) $0.52 Cash Dividend Per Share $0.18 Book Value (“BV”) Per Share $23.77 Tangible Common Equity (“TCE”) Per Share (1) $18.94 Number of Repurchased Stock (2) 0 (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of these measures to their most comparable GAAP measures (2) Stock repurchase plan announced on 7/28/22 was completed in 1Q23. Repurchased and retired 747,938 shares at a weighted-average purchase price of $18.15 per share totaling $13.6 million PCB Footprint Corporate Profile

Historical Performance (1) At period end (2) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of these measures to their most comparable GAAP measures

2Q23 Highlights Operating Results • Net income of $7.5 million, or $0.52 per diluted share • Provision for credit losses of $197 thousand • ROAA of 1.19% & ROATCE (1) of 11.08%, net interest margin of 3.55%, and efficiency ratio of 55.9% Loans • Loans held-for-investment (“HFI loans”) Increased $30.0 million, or 1.4%, to $2.12 billion • Loans held-for-sale (“HFS loans”) decreased $1.3 million, or 9.0%, to $13.1 million. • Average loans yield was 6.30% compared to 6.11% for 1Q23 • Total loans to deposits ratio was 97.6% • Quarterly loan production was $123.3 million compared to $111.7 million for 1Q23 Asset Quality • ACL for loans was $24.9 million, or 1.17% to HFI loans • Past due loans were $428 thousand, or 0.02% to HFI loans, and NPLs were $3.8 million, or 0.18% to HFI loans Deposits • Total deposits increased $46.5 million, or 2.2%, to $2.19 billion • Core deposits(1) were $1.52 billion, or 69.3% of total deposits • Non-interest bearing deposits were $635.3 million, or 29.0% of total deposits • Uninsured deposits were $1.03 billion, or 47.3% of total deposits • Cost of average interest-bearing deposits and total deposits were 3.97% and 2.81%, respectively Capital & Liquidity • Declared and paid quarterly cash dividend of $0.18 per share compared to $0.15 per share for 1Q23 • TBV per share increased to $18.94 • Total cash and available borrowing capacity covers 91.1% of uninsured deposits compared to 75.1% at 12/31/22 (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of these measures to their most comparable GAAP measures

Selected Financial

($ in Thousands, Except Per Share Data)	As of or For the Three Months Ended 6/30/23	3/31/23	6/30/22	Compared to 3/31/23 Amount	Percentage	Compared to 6/30/22 Amount	Percentage
Income Statement Summary:							
Interest Income	$ 36,838	$ 34,536	$ 22,446	$ 2,302	6.7%	$ 14,392	64.1%
Interest Expense	15,121	12,122	1,095	2,999	24.7%	14,026	1280.9%
Net Interest Income	21,717	22,414	21,351	(697)	-3.1%	366	1.7%
Noninterest Income	2,657	3,021	3,648	(364)	-12.0%	(991)	-27.2%
Noninterest Expense	13,627	13,754	12,245	(127)	-0.9%	1,382	11.3%
Provision (Reversal) for Credit Losses [1]	197	(2,778)	(109)	2,975	-107.1%	306	-280.7%
Pretax Income	10,550	14,459	12,863	(3,909)	-27.0%	(2,313)	-18.0%
Income Tax Expense	3,073	4,162	3,771	(1,089)	-26.2%	(698)	-18.5%
Net Income	7,477	10,297	9,092	(2,820)	-27.4%	(1,615)	-17.8%
Diluted Earnings Per Share	$ 0.52	$ 0.70	$ 0.60	$ (0.18)	-25.7%	$ (0.08)	-13.3%
Selected Balance Sheet Items:							
HFI loans	$ 2,122,427	$ 2,092,442	$ 1,833,010	$ 29,985	1.4%	$ 289,417	15.8%
HFS loans	13,065	14,352	9,627	(1,287)	-9.0%	3,438	35.7%
Total Deposits	2,188,232	2,141,689	1,997,607	46,543	2.2%	190,625	9.5%
Total Assets	2,556,345	2,500,524	2,344,560	55,821	2.2%	211,785	9.0%
Shareholders' Equity	340,411	336,830	334,375	3,581	1.1%	6,036	1.8%
TCE [2]	271,270	267,689	265,234	3,581	1.3%	6,036	2.3%
Key Metrics:							
Book Value Per Share	$ 23.77	$ 23.56	$ 22.36	$ 0.21	0.9%	$ 1.41	6.3%
TCE Per Share [2]	$ 18.94	$ 18.72	$ 17.73	$ 0.22	1.2%	$ 1.21	6.8%
Return on Average Assets ("ROAA") [3]	1.19%	1.69%	1.65%	-0.50%		-0.46%	
Return on Average Equity ("ROAE") [3]	8.82%	12.46%	12.48%	-3.64%		-3.66%	
Return on Average TCE ("ROATCE") [2], [3]	11.08%	15.70%	13.85%	-4.62%		-2.77%	
Net Interest Margin [3]	3.55%	3.79%	4.01%	-0.24%		-0.46%	
Efficiency Ratio [4]	55.91%	54.08%	48.98%	1.83%		6.93%	

(1) Provision (reversal) for credit losses and ACL for reporting periods beginning with 1/1/23 are presented under ASC 326, while prior period comparisons continue to be presented under legacy ASC 450 and ASC 310
(2) Not presented in accordance with GAAP. See "Non-GAAP Measures" for reconciliation of these measures to their most comparable GAAP measures
(3) Annualized
(4) Calculated by dividing noninterest expense by the sum of net interest income and noninterest income

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Loan Overview (1) Per regulatory definition in the Commercial Real Estate (“CRE”) Concentration Guidance 2Q23 Highlights • HFI loans Increased $30.0 million, or 1.4%, to $2.12 billion • CRE loans increased $23.3MM (1.6%), C&I loans increased $4.6MM (1.7%) & residential mortgage loans increased $2.7MM (0.8%)

Loan Production & Rate/Yield Analysis (1) Total commitment basis (2) Excluding SBA PPP loans (3) Include both HFI and HFS loans (4) Annualized Repricing Schedule (6/30/23) HFI Loans HFS Loans Total Loans ($ in thousands) Carrying Value WA Rate Carrying Value WA Rate Carrying Value WA Rate Less Than 3 Months $ 711,657 8.73% $ 13,065 9.62% $ 724,722 8.75% 3 to 12 Months 118,469 5.13% 0 118,469 5.13% 1 to 3 Years 401,553 4.54% 0 401,553 4.54% 3 to 5 Years 785,649 4.75% 0 785,649 4.75% More than 5 Years 105,099 4.76% 0 105,099 4.76% Total $ 2,122,427 6.07% $ 13,065 9.62% $ 2,135,492 6.09% Loan Yield Analysis 2Q23 06/23 YTD ($ in thousands) Amount(3) Yield(4) Amount(3) Yield(4) Average Carrying Value $ 2,097,489 $ 2,085,021 Interest on Loans $ 31,962 6.11% $ 62,345 6.03% Fee (Cost) 179 0.03% 301 0.03% Prepayment Penalty & Late Charges 68 0.01% 121 0.01% Discount (Premium) 751 0.14% 1,422 0.14% Total Interest & Fees $ 32,960 6.30% $ 64,189 6.21%

Loan Concentration

Commercial Real Estate Loans by Property Type (6/30/23)

($ in thousands)	Carrying Value	% to Total	Count	WA LTV[1]	WA Rate	Maturing <= 1 Year	Maturing 2-3 Years	Maturing 3-5 Years	Maturing > 5 Years
Retail (More than 50%)	$ 316,290	21.4%	293	48.1%	5.85%	$ 26,687	$ 92,026	$ 72,954	$ 124,623
Industrial	270,268	18.4%	166	50.7%	5.81%	42,919	50,670	60,527	116,152
Mixed Use	160,937	11.0%	146	45.3%	5.61%	13,462	36,687	56,948	53,840
Motel & Hotel	109,411	7.5%	111	49.8%	7.05%	10,298	3,591	24,238	71,284
Apartments	104,149	7.1%	53	52.2%	4.63%	4,133	8,543	39,066	52,407
Gas Station	101,471	6.9%	122	54.7%	6.46%	3,006	5,083	24,184	69,198
Office	81,149	5.5%	51	54.0%	5.46%	6,383	12,502	29,376	32,888
Medical	57,031	3.9%	29	41.5%	7.39%	11,999	490	29,963	14,579
Auto (Sales, Repair, & etc.)	39,174	2.7%	33	54.6%	5.52%	690	10,826	741	26,917
Car Wash	36,954	2.5%	31	50.7%	5.84%	1,485	11,821	8,189	15,459
Spa, Sauna, & Other Self-Care	29,904	2.0%	9	50.8%	5.00%	-	13,578	434	15,892
Condominium (Commercial)	28,624	1.9%	37	47.8%	5.76%	2,897	8,287	7,502	9,938
Golf Course	27,670	1.9%	6	48.1%	4.37%	1,743	18,075	5,624	2,228
Wholesale	23,214	1.6%	17	43.5%	5.65%	3,435	4,384	1,999	13,396
Construction	16,942	1.2%	8	48.5%	9.25%	16,942	0	0	0
Church	9,686	0.7%	14	35.8%	4.89%	664	1,429	5,296	2,297
Others	55,635	3.8%	76	53.7%	6.19%	7,361	12,410	9,833	26,031
Total	$ 1,468,509	100.0%	1,202	49.6%	5.89%	$ 154,104	$ 290,402	$ 376,874	$ 647,129

Residential Mortgage Loans (3/31/23)

($ in thousands)	Carrying Value	WA LTV[1]	WA FICO
Residential Mortgage	$ 359,655	59.7%	760

Commercial Real Estate Loans Geographic Concentration (6/30/23)



Los Angeles County 64%
$1.47B
CA: $1.18B, (80%)
Other States 4%
Washington 2%
Texas 5%
NY/NJ 8%
Nevada 1%
Other Califronia Counties 2%
Ventura County 3%
Orange County 7%
San Bernardino County 4%

(1) Collateral value at origination

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Loan Concentration Carrying Value % to Total WA Rate WA Month to Maturity($ in thousands) Finance & Insurance $ 70,683 26.0% 7.82% 4 General Manufacturing & Wholesale Trade 52,526 19.3% 8.57% 20 Food Services 43,300 15.9% 8.92% 45 Retail Trade 33,730 12.4% 9.08% 57 Real Estate Related 32,302 11.9% 7.66% 20 Professional, Scientific, & Technical Services 15,489 5.7% 8.73% 17 Entertainment & Recreation 8,880 3.3% 6.99% 42 Transportation & Warehousing 4,621 1.7% 8.33% 12 Other Services 4,406 1.6% 8.07% 48 Health Care & Social Assistance 4,215 1.5% 9.01% 29 All Other 2,126 0.8% 7.70% 29 Total $ 272,278 100.0% 8.33% 26 Commercial & Industrial Loans by Industry Type (6/30/23)

Credit Quality & Peer(1) Comparison (1) Korean-American banks operating in Southern California (2) Source: UBPR (3) PCB Bank’s Peer Group per UBPR (4) Source: press releases concerning financial performance

Deposits (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure. Time Deposit Maturity Schedule (6/30/23) Retail Wholesale Total ($ in thousands) Amount WA Rate Amount WA Rate Amount WA Rate Less Than 3 Months $ 89,413 3.59% $ 127,827 4.95% $ 217,240 4.39% 3 to 6 Months 302,013 4.20% 87,608 4.68% 389,621 4.31% 6 to 9 Months 317,428 4.51% 3,756 3.90% 321,184 4.50% 9 to 12 Months 130,096 4.55% 957 4.35% 131,053 4.55% More than 12 Months 4,652 2.87% 0 4,652 2.87% Total $ 843,602 4.30% $ 220,148 4.82% $ 1,063,750 4.41% 2Q23 Highlights • Total deposits increased $46.5MM (2.2%) and retail deposits increased $43.4MM (2.3%) • Uninsured deposits were $1.03B (47.3% of total deposits) compared to $1.02B (47.6% of total deposits) at 03/31/23

Profitability (1) PTPP (Pre-Tax Pre-Provision) income, and adjusted EPS, ROAA and ROAE for PTPP are not presented in accordance with GAAP. See “Non-GAAP measure” for reconciliations of these measures to their most comparable GAAP measures. 2Q23 Highlights • The decrease in PTPP income was primarily due to decreases in gain on sale of loans of $540K and net interest income of $697K. • PTPP income for 1Q23 included reversal for credit losses of $2.8MM, which the Company recognized provision for credit losses of $197K for 2Q23.

Noninterest Income & Expense (1) Annualized (2) Calculated by dividing noninterest expense by the sum of net interest income and noninterest income. Peer average data from UBPR (3) Full-time equivalent

Net Interest Margin (1) Annualized 2Q23 Highlights • Net interest income decreased $697K to $21.7MM from $22.4MM for 1Q23. • Net interest margin decreased to 3.55% from 3.79% for 1Q23 mainly due to an increase in cost of average interest-bearing liabilities, partially offset by an increase in yield on average interest- earning assets.

Capital (1) Not presented in accordance with GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

Non-GAAP Measures To supplement the financial information presented in accordance with GAAP, we use certain non-GAAP financial measures. Management believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. Risks associated with non-GAAP measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently. In the information below, we provide reconciliations of the non-GAAP financial measures used in this presentation to the most direct comparable GAAP measures. Core Deposits Core Deposits are a non-GAAP measure that we use to measure the portion of our total deposits that are thought to be more stable, lower cost and reprice less frequently on average in a rising rate environment. We calculate core deposits as total deposits less time deposits greater than $250,000 and brokered deposits. Management tracks its core deposits because management believes it is a useful measure to help assess the Company’s deposit base and, among other things, potential volatility therein. ROATCE, TCE Per Share and TCE to Total Assets ROATCE, TCE per share and TCE to total assets measures that we use to measure the Company’s performance. We calculated TCE as total shareholders’ equity excluding preferred stock. Management believes the non-GAAP measures provide useful supplemental information, and a clearer understanding of the Company’s performance. PTPP Income, and Adjusted ROAA, ROAE and Diluted EPS for PTPP PTPP income, and adjusted ROAA, ROAE and Diluted EPS are non-GAAP measures that we use to measure the Company’s performance and believe these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. We calculated PTPP income as net income excluding income tax provision and provision for loan losses.

Non-GAAP Measures

The following table reconciles core deposits to their most comparable GAAP measures:

($ in thousands)		Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23
Total Deposits	(d)	$ 1,832,666	$ 1,867,134	$ 1,910,379	$ 1,997,607	$ 1,978,098	$ 2,045,983	$ 2,141,689	$ 2,188,231
Less: Time Deposits Greater Than $250K		(263,127)	(272,269)	(273,844)	(246,024)	(299,271)	(413,876)	(514,464)	(511,590)
Less: Brokered Deposits		(65,004)	(85,001)	(35,001)	(35,001)	(79,131)	(87,031)	(157,020)	(160,149)
Core Deposits	(e)	$ 1,504,535	$ 1,509,864	$ 1,601,534	$ 1,716,582	$ 1,599,696	$ 1,545,076	$ 1,470,205	$ 1,516,492
Core Deposits to Total Deposits	(e)/(d)	82.1%	80.9%	83.8%	85.9%	80.9%	75.5%	68.6%	69.3%

The following table reconciles ROATCE to its most comparable GAAP measure:

($ in thousands)		3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	Q123	Q223
Average Total Shareholders' Equity	(a)	$ 243,185	$ 251,477	$ 259,367	$ 292,135	$ 338,248	$ 334,832	$ 335,169	$ 339,869
Less: Average Preferred Stock		0	0	0	28,872	69,141	69,141	69,141	69,141
Average TCE (Non-GAAP)	(b)	$ 243,185	$ 251,477	$ 259,367	$ 263,263	$ 269,107	$ 265,691	$ 266,028	$ 270,728
Net Income	(c)	$ 11,023	$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477
ROAE [(1)]	(c)/(a)	17.98%	16.84%	16.01%	12.48%	8.16%	10.31%	12.46%	8.82%
ROATCE (Non-GAAP)[(1)]	(c)/(b)	17.98%	16.84%	16.01%	13.85%	10.25%	12.99%	15.70%	11.08%

The following table reconciles TCE per share and TCE to total assets to their most comparable GAAP measures:

($ in thousands, except per share data)		Sep-21	Dec-21	Mar-22	Jun-22	Sep-22	Dec-22	Mar-23	Jun-23
Total Shareholders' Equity	(a)	$ 247,598	$ 256,286	$ 261,058	$ 334,375	$ 332,719	$ 335,442	$ 336,830	$ 340,411
Less: Preferred Stock		0	0	0	69,141	69,141	69,141	69,141	69,141
TCE (Non-GAAP)	(b)	$ 247,598	$ 256,286	$ 261,058	$ 265,234	$ 263,578	$ 266,301	$ 267,689	$ 271,270
Outstanding Shares	(c)	14,841,626	14,865,825	14,944,663	14,956,760	14,853,140	14,625,474	14,297,870	14,318,890
Book Value Per Share	(a)/(c)	$ 16.68	$ 17.24	$ 17.47	$ 22.36	$ 22.40	$ 22.94	$ 23.56	$ 23.77
TCE Per Share (Non-GAAP)	(b)/(c)	$ 16.68	$ 17.24	$ 17.47	$ 17.73	$ 17.75	$ 18.21	$ 18.72	$ 18.94
Total Assets	(d)	$ 2,104,699	$ 2,149,735	$ 2,199,742	$ 2,344,560	$ 2,327,051	$ 2,420,036	$ 2,500,524	$ 2,556,345
Total Shareholders' Equity to Total Assets	(a)/(d)	11.76%	11.92%	11.87%	14.26%	14.30%	13.86%	13.47%	13.32%
TCE to Total Assets (Non-GAAP)	(b)/(d)	11.76%	11.92%	11.87%	11.31%	11.33%	11.00%	10.71%	10.61%

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Non-GAAP Measures

The following table reconciles PTPP income, and adjusted ROAA, ROAE and diluted EPS for PTPP to their most comparable GAAP measures:

($ in thousands)		3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23
Net Income	(a)	$ 11,023	$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477
Add: Provision (Reversal) for Credit Losses[1]		(1,053)	(1,462)	(1,191)	(109)	3,753	1,149	(2,778)	197
Add: Income Tax Provision		4,613	4,551	4,159	3,771	2,798	3,688	4,162	3,073
PTPP Income (Non-GAAP)	(b)	$ 14,583	$ 13,765	$ 13,208	$ 12,754	$ 13,504	$ 13,539	$ 11,681	$ 10,747
Average Total Assets	(c)	$ 2,070,365	$ 2,111,834	$ 2,161,132	$ 2,208,059	$ 2,319,439	$ 2,395,712	$ 2,470,876	$ 2,520,752
ROAA [2]	(a)/(c)	2.11%	2.01%	1.92%	1.65%	1.19%	1.44%	1.69%	1.19%
Adjusted ROAA (Non-GAAP)[2]	(b)/(c)	2.79%	2.59%	2.48%	2.32%	2.31%	2.24%	1.92%	1.71%
Average Total Shareholders' Equity	(d)	$ 243,185	$ 251,477	$ 259,367	$ 292,135	$ 338,248	$ 334,832	$ 335,169	$ 339,869
ROAE [2]	(a)/(d)	17.98%	16.84%	16.01%	12.48%	8.16%	10.31%	12.46%	8.82%
Adjusted ROAE (Non-GAAP)[2]	(b)/(d)	23.79%	21.72%	20.65%	17.51%	15.84%	16.04%	14.13%	12.68%
Net Income		$ 11,023	$ 10,676	$ 10,240	$ 9,092	$ 6,953	$ 8,702	$ 10,297	$ 7,477
Less: Income Allocated to Participating Securities		(43)	(40)	(48)	(42)	(30)	(37)	(33)	(24)
Net Income Allocated to Common Stock	(e)	10,980	10,636	10,192	9,050	6,923	8,665	10,264	7,453
Add: Provision for Loan Losses		(1,053)	(1,462)	(1,191)	(109)	3,753	1,149	(2,778)	197
Add: Income Tax Provision		4,613	4,551	4,159	3,771	2,798	3,688	4,162	3,073
PTPP Income Allocated to Common Stock	(f)	$ 14,540	$ 13,725	$ 13,160	$ 12,712	$ 13,474	$ 13,502	$ 11,648	$ 10,723
WA common shares outstanding, diluted	(g)	15,031,558	15,093,351	15,141,693	15,122,452	15,088,089	14,904,106	14,574,929	14,356,776
Diluted EPS	(e)/(g)	$ 0.73	$ 0.70	$ 0.67	$ 0.60	$ 0.46	$ 0.58	$ 0.70	$ 0.52
Adjusted Diluted EPS (Non-GAAP)	(f)/(g)	$ 0.97	$ 0.91	$ 0.87	$ 0.84	$ 0.89	$ 0.91	$ 0.80	$ 0.75

($ in thousands)	2018	2019	2020	2021	2022	06/22 YTD
Net Income	$ 24,301	$ 24,108	$ 16,175	$ 40,103	$ 34,987	$ 17,774
Add: Provision (Reversal) for Credit Losses[1]	1,231	4,237	13,219	(4,596)	3,602	(2,581)
Add: Income Tax Provision	10,444	10,243	6,836	16,856	14,416	7,235
PTPP Income (Non-GAAP)	$ 35,976	$ 38,588	$ 36,230	$ 52,363	$ 53,005	$ 22,428

(1) Provision (reversal) for credit losses does not include provision (reversal) for off-balance sheet credit exposures for periods prior to January 1, 2023.
(2) Annualized.

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